Exhibit 99.1

FOR IMMEDIATE RELEASE
September 30, 2021	CONTACTS: Allie Walker, Henry Ford Health System (202) 360-0798, awalker@truscottrossman.com Dana Schroering, Contessa (502) 727-0193, dschroering@contessahealth.com

Hospital Care at Home: Henry Ford Health System and Contessa Partner to Create New Choice for Patients

Three new services will create a continuum of care to empower patient choice, lower costs and improve results

Detroit, Mich. and Nashville, Tenn. – September 30, 2021 – Henry Ford Health System announced a new partnership today with the nation’s leading operator of high-acuity home care, Contessa, an Amedisys company (NASDAQ: AMED). The joint venture’s high-acuity home care offering includes Hospital Care at Home, Skilled Nursing Care at Home and Palliative Care at Home, which brings all the essential elements of hospital, rehabilitation and medical care for skilled nursing patients and broader palliative care services into the comfort of patients’ homes. This first-for-Michigan at-home option is proven to decrease costs and improve outcomes for enrolled patients.

Hospital Care at Home is for patients with a variety of acute conditions who would otherwise be admitted to the hospital. Under the program, eligible patients will have the option to choose to have their care provided from the comfort and convenience of their home through a combination of in-person and virtual care.

“There has never been a more important time for us to partner with our patients and members along their entire healthcare journey and to give them the choices they want and need,” said Wright Lassiter, III, president and CEO of Henry Ford Health System. “We are excited to partner with Contessa for this opportunity to build on our strong foundation of home health care and further integrate the care and coverage we provide to improve the experience and the outcomes our customers deserve.”

Contessa’s model is proven to drive better patient outcomes and increase patient satisfaction. Historically, on average, the model reduces readmission rates by 44%; decreases the mean length of a hospital stay by 35%; and has a patient satisfaction score of more than 90%. This patient-centered approach empowers patients to take control of their health in a setting that is familiar and less stressful – their home.

Contessa’s model for high-acuity home care has grown exponentially due to the COVID-19 pandemic. The partnership will be a key addition to Henry Ford’s ongoing efforts to manage capacity levels across its hospitals, especially during these challenging times.

“Henry Ford Health System is committed to putting its patients at the center of its care delivery, and Henry Ford Hospital Care at Home is a natural extension of that passion. This model personalizes care for acute and chronic conditions, while lowering costs and increasing patient satisfaction. Contessa is honored to partner with Henry Ford to bring this level of care to the people of Michigan,” said Contessa CEO Travis Messina.

In addition to creating Hospital Care at Home, the partnership will enable two other services. Skilled Nursing Care (SNF) at Home offers patients who qualify for skilled nursing facilities the ability to receive rehabilitation and other medical care at home. Traditionally, many patients are transferred to a rehab facility after a hospital stay to receive skilled nursing level care. SNF Care at Home allows patients to return to their homes while receiving the same high-quality care.

Additionally, Palliative Care at Home brings an added layer of support to seriously ill patients, their families, and their care providers. This coordinated care consists of in-home and virtual visits with care team members; 24-hour services including physical, emotional, and spiritual support and in-depth discussions about patients’ conditions and treatment plans; and social support services.

The services are slated to launch at Henry Ford Hospital in Detroit, MI in December 2021, and will expand to other Henry Ford hospital locations in the future.

About Henry Ford Health System

Founded in 1915 by Henry Ford himself, Henry Ford Health System is a nonprofit, academic and integrated health system comprising five acute-care hospitals, destination facilities for cancer and orthopedics and sports medicine, three behavioral health facilities, a health plan and more than 250 care sites, including medical centers, walk-in and urgent care clinics, pharmacies, eye care facilities and other health care services. The health system has more than 33,000 employees and is home to the 1,900-member Henry Ford Medical Group, one of the nation’s most recognized physician groups. More than 2,500 physicians are also affiliated with the health system through the Henry Ford Physician Network and Jackson Health Network. Henry Ford Health System is also one of the nation’s major academic medical centers, receiving nearly $100 million in annual research funding, among Michigan’s largest NIH-funded institutions. Also, an active participant in medical education and training, the health system has trained nearly 40% of physicians currently practicing in Michigan and provides education and training for other health professionals including nurses, pharmacists, radiology and respiratory technicians.

About Contessa

Based in Nashville, Contessa is the leader and pioneer of Home Recovery Care, a risk-based model that combines all the essential elements of inpatient hospital care in the comfort of patients’ homes. Founded in 2015, Contessa utilizes Care Convergence – a proprietary technology platform – to power the seamless delivery of Home Recovery Care that is safe, affordable and improves patient outcomes. Contessa’s turnkey solution provides upfront savings to health plans, enables health systems to reinvent their care delivery model and helps physicians deliver a better experience for patients. For more information, visit contessahealth.com or follow us at @contessahealth.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees in 519 care centers within 39 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients and clients in need every year. For more information about the company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protest or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.